Exhibit 99.1

     Pediatrix Reports 2006 Full Year, 2007 First Quarter Results

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Aug. 7, 2007--Pediatrix Medical Group, Inc., (NYSE: PDX) today reported record results from operations for the year ended December 31, 2006, and three months ended March 31, 2007. These results were delayed while the Audit Committee of the Company's Board of Directors completed a comprehensive review of historical stock option grant practices.

    For the year ended December 31, 2006, Pediatrix reported:

    -- Revenue growth of 18 percent, including same-unit revenue growth of 11.9 percent;

    --  Non-GAAP operating income growth of 24 percent;

    -- Non-GAAP operating margin expansion of 132 basis points, largely as a result of better general and administrative expense management; and

    -- Non-GAAP earnings per share of $2.83, which grew by 22 percent from the prior year.

    For the three months ended March 31, 2007, Pediatrix reported:

    -- Revenue growth of 14 percent, principally from same-unit growth of 10.7 percent;

    -- Non-GAAP operating income growth of 23 percent, with a 162-basis point improvement in adjusted operating margin; and

    --  Non-GAAP earnings per share growth of 21 percent, to 58 cents.

    "Our operating results demonstrate that we continue to execute on our strategy of growing our national group practice and managing it more efficiently," said Roger J. Medel, M.D., Chief Executive Officer of Pediatrix. "We are achieving significant operating efficiencies while delivering value-added services to our physicians and we remain confident that our model is attractive to more physician groups within our core subspecialties, as well as other hospital-based specialties."

    Pediatrix's results from operations include certain specific items that affect the comparability of operating results. These items include:

    -- Equity-based compensation expense of $11.9 million in 2005 and $20.1 million in 2006;

    -- An increase of $20.9 million in estimated liability reserves during 2005 associated with a previously announced Medicaid investigation settlement;

    -- A gain of $1.6 million on the sale of the Company's aircraft during the second quarter of 2006;

    -- Costs of $4.8 million incurred during the second half of 2006, and $1.5 million incurred during the 2007 first quarter related to the Company's recently completed stock-option review;

    -- Employee-benefit expenses of $6.4 million during the 2007 first quarter reflecting the Company's accrual for payment of taxes on behalf of employees, other than executive officers, imposed by Section 409A of the Internal Revenue Code; and

    -- A reduction in the Company's tax provision of $1.2 million in the 2007 first quarter.

    In this press release, Pediatrix compares its results based on both generally accepted accounting principles (GAAP) and adjusted, or non-GAAP, to take into account the items noted above. The Company believes that excluding these items allows investors to have a more meaningful understanding of the Company's core operating results. These non-GAAP, or adjusted, items are related to specific periods mentioned above, and discussed throughout this release. Pediatrix provides a detailed reconciliation of non-GAAP to GAAP items in the tables accompanying this press release.

    Year Ended December 31, 2006

    Pediatrix reported net patient service revenue for 2006 of $818.6 million, which increased 18 percent when compared with revenue of $693.7 million for 2005. Same-unit revenue increased by 11.9 percent as a result of the impact of a new physician code for neonatal intensive care services introduced at the beginning of 2006, as well as ongoing reimbursement and patient-volume growth. Revenue growth attributable to same-unit patient volume was 4.9 percent for 2006 over 2005, and included 3.6 percent patient volume growth at neonatal intensive care units (NICU) staffed by Pediatrix physicians.

    Operating income for 2006 was $198.5 million, as compared with $146.0 million for the 12 months ended December 31, 2005. When adjusted, Pediatrix's operating income increased by 24 percent, to $221.8 million during 2006, from $178.8 million for 2005. Adjusted operating margin increased to 27.1 percent in 2006, up 132 basis points from 25.8 percent in 2005.

    Pediatrix's net income for 2006 was $124.5 million, up from $87.5 million in 2005. On an adjusted basis, net income grew by 25 percent, to $139.8 million for 2006 when compared with $111.5 million for 2005.

    Earnings per share were $2.52 for 2006 based on a weighted average
49.4 million shares outstanding, which compares with $1.82, based on
48.0 million shares outstanding, for 2005. When adjusted, EPS increased by 22 percent, to $2.83 in 2006, from $2.32 in 2005.

    During 2006, Pediatrix generated cash flow from operations of $177.3 million, which included the payment of $25.1 million related to the Medicaid investigation settlement that had accrued during prior periods. During 2005, Pediatrix generated cash flow from operations of $162.4 million.

    Pediatrix invested $91.8 million in acquisitions during 2006, and the Company completed eight physician group practice acquisitions during that period, including four neonatal practices and four pediatric cardiology practices.

    At December 31, 2006, Pediatrix had cash and cash equivalents of $69.6 million and short-term investments of $65.7 million. Accounts receivable were $125.6 million.

    Three Months Ended March 31, 2007

    Comparisons of results for the three months ended March 31, 2007 and 2006, respectively, exclude employee-benefit costs associated with the Company's accrual for payment of taxes on behalf of employees as imposed by Internal Revenue Code Section 409A, expenses related to the stock option review, and the benefit from a reduced tax provision for the 2007 period.

    For the three months ended March 31, 2007, Pediatrix reported net patient service revenue of $214.5 million, up 14 percent from $187.7 million for the comparable 2006 period.

    Same-unit revenue growth was 10.7 percent, which included the impact of the neonatal code introduced during 2006, as well as improved reimbursement and higher patient volume. Same-unit revenue growth attributed to patient volume was 4.4 percent, which included
3.9 percent growth in NICU patient volume, and growth of office-based practices and newborn screening programs.

    Operating income for the 2007 first quarter was $38.5 million as compared to $37.6 million for the 2006 first quarter. When adjusted, 2007 first quarter operating income was $46.4 million, up 23 percent from $37.6 million for the comparable 2006 period. First quarter adjusted operating margin expanded by 162 basis points to 21.6 percent for 2007, from 20.0 percent for 2006. Pediatrix's first quarter margins are normally impacted by seasonal issues, specifically a reduction in the number of billing days for neonatal physician services, and an increase in payroll-related taxes at the beginning of each calendar year.

    Pediatrix's effective tax rate was reduced to 36.3 percent for the 2007 first quarter as a result of a $1.2 million reduction in the Company's liability for uncertain tax positions following the expiration of the statutes of limitations on certain filed tax returns. Pediatrix's tax rate will be affected by its adoption of the Financial Accounting Standards Board's Interpretation No. 48, as well as tax law changes in Texas. For the remainder of 2007, Pediatrix expects that its effective tax rate will be 39.25 percent.

    For the three months ended March 31, 2007, Pediatrix's net income was $25.6 million, which compares with $23.4 million for the same 2006 period. Adjusted net income of $29.2 million in the 2007 first quarter increased by 25 percent from $23.4 million for the 2006 first quarter.

    On a per share basis, Pediatrix earned 51 cents per share, based on a weighted average 49.9 million shares outstanding, for the 2007 first quarter, which compares with EPS of 48 cents per share, based on a weighted average 48.9 million shares outstanding, for the 2006 first quarter. Adjusted EPS of 58 cents for the 2007 first quarter increased by 21 percent, from the 2006 first quarter.

    During the 2007 first quarter, Pediatrix used $30.8 million of its cash to fund operations, principally due to the payment of accrued bonuses earned by physicians under their 2006 incentive compensation plans, as well as corporate income tax payments.

    During the 2007 first quarter, Pediatrix completed the acquisition of neonatal physician group practices based in San Francisco, California, and Munster, Indiana. The Company invested $12.0 million in acquisitions during the period.

    At March 31, 2007, Pediatrix had cash and cash equivalents of $71.6 million and short-term investments of $17.2 million.

    Pediatrix's SEC Filings

    Today, Pediatrix filed its Annual Report on Form 10-K for the 12 months ended December 31, 2006, as well as quarterly reports on Form 10-Q for the periods ended June 30, 2006, September 30, 2006 and March 31, 2007, bringing the company current in its Securities and Exchange Commission filings. As a result of the stock option review, Pediatrix has recorded additional cumulative non-cash stock-based compensation expense of $33.2 million, before tax adjustments, related to previously granted stock options. The Company's Form 10-K includes restated financial statements covering all periods through March 31, 2006.

    Reconciliation of Non-GAAP Information

    This press release contains non-GAAP information, which includes income from operations, operating margin, net income and earnings per share, which is adjusted for certain items as set forth below. Pediatrix believes that this non-GAAP information is useful to management and investors reviewing financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Pediatrix's ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute of GAAP financial information. The following tables reconcile non-GAAP financial information to income from operations, net income and net income per common share, which Pediatrix believes are the most comparable GAAP measures:



                                       Non-GAAP Adjustments
                                        Three Months Ended
                            March 31, Dec. 31,   Sept. 30,   June 30,
                              2007       2006       2006       2006
                            --------- --------- ------------ ---------
                            (in thousands, except for per share data)
                            ------------------------------------------

Net patient service revenue $214,456  $211,313  $215,755     $203,807

GAAP practice salaries and
 benefits                    130,945   120,674   120,836      114,419
  Equity-based compensation
   expense                        --    (1,174)   (1,303)      (1,107)
  Internal Revenue Code 409A
   expense                    (2,978)       --        --           --
                            --------- --------- ------------ ---------
Non-GAAP practice salaries
 and benefits                127,967   119,500   119,533      113,312

GAAP general and
 administrative expenses      33,615    28,874    27,971       24,820
  Equity-based compensation
   expense                        --    (3,643)   (3,799)      (3,824)
  Gain on sale of aircraft                                      1,630
  Stock option review
   expense                    (1,500)   (3,125)   (1,675)
  Internal Revenue Code 409A
   expense                    (3,408)       --        --           --
                            --------- --------- ------------ ---------
Non-GAAP general and
 administrative expenses      28,707    22,106    22,497       22,626

GAAP income from operations   38,523    50,798    56,548       53,560
  Net adjustments              7,886     7,942     6,777        3,301
                            --------- --------- ------------ ---------
Non-GAAP income from
 operations                   46,409    58,740    63,325       56,861

GAAP income tax provision    (14,584)  (20,028)  (22,434)     (20,169)
  Net adjustments             (4,276)   (2,767)   (2,326)(a)   (1,037)
                            --------- --------- ------------ ---------
Non-GAAP income tax
 provision                   (18,860)  (22,795)  (24,760)     (21,206)

GAAP net income               25,582    32,415    35,165       33,458
  Net adjustments              3,610     5,175     4,451        2,264
Non-GAAP net income           29,192    37,590    39,616       35,722
                            --------- --------- ------------ ---------

Net income per common and
 common equivalent share
 (diluted):
GAAP EPS                    $   0.51  $   0.65  $   0.71     $   0.68
  Net adjustments               0.07      0.11      0.09         0.04
                            --------- --------- ------------ ---------
Non-GAAP EPS                $   0.58  $   0.76  $   0.80     $   0.72
Weighted average shares used
 in computing net income per
 common and common
 equivalent share (diluted)   49,910    49,714    49,515       49,461

(a) Adjusted income tax provision for the three months ended September 30, 2006, includes the cumulative impact of an increase in the Company's effective tax rate for 2006.

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective April
                               28, 2006.




                                                        Non-GAAP
                                                       Adjustments
                                                     12 Months Ended
                                                   December  December
                                                      31,       31,
                                                     2006      2005
                                                   --------- ---------
                                                     (in thousands,
                                                        except for
                                                     per share data)
                                                   -------------------

Net patient service revenue                        $818,554  $693,700

GAAP practice salaries and benefits                 468,498   393,719
  Equity-based compensation expense                  (4,753)   (2,796)
                                                    ------------------
Non-GAAP practice salaries and benefits             463,745   390,923

GAAP general and administrative expense             109,057   116,375
  Equity-based compensation expense                 (15,353)   (9,064)
  Gain on sale of aircraft                            1,630        --
  Stock option review expense                        (4,800)       --
  Medicaid settlement                                         (20,899)
                                                    --------  --------
Non-GAAP general and administrative exp.             90,534    86,412

GAAP income from operations                         198,474   146,013
  Net adjustments                                    23,276    32,759
                                                    ------------------
Non-GAAP income from operations                     221,750   178,772

GAAP income tax provision                           (76,813)  (57,419)
  Net adjustments                                    (7,956)   (8,769)
                                                    ------------------
Non-GAAP income tax provision                       (84,769)  (66,188)

GAAP net income                                    $124,465  $ 87,509
  Net adjustments                                    15,320    23,990
                                                    ------------------
Non-GAAP net income                                $139,785  $111,499
Net income per common and
common equivalent share
(diluted)
GAAP                                               $   2.52  $   1.82
  Net adjustments                                      0.31      0.50
                                                    ------------------
Non-GAAP                                           $   2.83  $   2.32
  Weighted average shares used in computing net
   income per common and common equivalent share
   (diluted)                                         49,387    48,040

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective April
                               28, 2006.


    Investor conference call

    Pediatrix Medical Group, Inc. will host an investor conference call to discuss the quarterly results at 11 a.m. Eastern Time today. The conference call Webcast may be accessed from the Company's website, www.pediatrix.com. A telephone replay of the conference call will be available from 2:30 p.m. Eastern Time today through midnight Eastern Time August 21, 2007 by dialing 800-475-6701, access code 883077. The replay will also be available at www.pediatrix.com.

    About Pediatrix

    Pediatrix Medical Group, Inc. is the nation's leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 950 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

    Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors". Additional factors include, but are not limited to: the possible discovery of additional facts beyond those reviewed by the Audit Committee; possible litigation related to the matters investigated by the Pediatrix's Audit Committee or the restatements to Pediatrix's financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.



                    Pediatrix Medical Group, Inc.
                  Consolidated Statements of Income
                             (Unaudited)
                                    Three months ended
                                                            Mar. 31,
                    Mar. 31,  Dec. 31,  Sept. 30, June 30,     2006
                       2007      2006      2006     2006    (restated)
                    --------- --------- --------- --------- ----------
                        (in thousands, except for per share data)
                    --------------------------------------------------

Net patient service
 revenue            $214,456  $211,313  $215,755  $203,807   $187,679
                    --------- --------- --------- --------- ----------
Operating expenses:
 Practice salaries
  and benefits       130,945   120,674   120,836   114,419    112,569
 Practice supplies
  and other
  operating expenses   8,900     8,557     8,092     8,604      7,802
 General and
  administrative
  expenses            33,615    28,874    27,971    24,820     27,392
 Depreciation and
  amortization         2,473     2,410     2,308     2,404      2,348
                    --------- --------- --------- --------- ----------

 Total operating
  expenses           175,933   160,515   159,207   150,247    150,111
                    --------- --------- --------- --------- ----------

Income from
 operations           38,523    50,798    56,548    53,560     37,568

Investment income      1,864     1,735     1,173       478        450
Interest expense        (221)      (90)     (122)     (411)      (409)
                    --------- --------- --------- --------- ----------

 Income before
  income taxes        40,166    52,443    57,599    53,627     37,609
Income tax provision (14,584)  (20,028)  (22,434)  (20,169)   (14,182)
                    --------- --------- --------- --------- ----------

Net income          $ 25,582  $ 32,415  $ 35,165  $ 33,458   $ 23.427
                    ========= ========= ========= ========= ==========

Per share data:
 Net income per
  common and common
  equivalent share
  (diluted)         $   0.51  $   0.65  $   0.71  $   0.68   $   0.48

 Weighted average
  shares used in
  computing net
  income per common
  and common
  equivalent share
  (diluted)           49,910    49,714    49,515    49,461     48,906

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective April
                               28, 2006.




                  Consolidated Statements of Income

                                                    12 months ended,
                                                             Dec. 31,
                                                  Dec. 31,     2005
                                                    2006    (restated)
                                                  --------- ----------
                                                    (in thousands,
                                                     except for per
                                                       share data)
                                                  --------------------


Net patient service revenue                       $818,554   $693,700
                                                  --------------------
Operating expenses:
 Practice salaries and benefits                    468,498    393,719
 Practice supplies and other operating expenses     33,055     27,678
 General and administrative expenses               109,057    116,375
 Depreciation and amortization                       9,470      9,915
                                                  --------------------

 Total operating expenses                          620,080    547,687
                                                  --------------------

Income from operations                             198,474    146,013

Investment income                                    3,836      1,177
Interest expense                                    (1,032)    (2,262)
                                                  --------------------

 Income before income taxes                        201,278    144,928
Income tax provision                               (76,813)   (57,419)

Net income                                        $124,465   $ 87,509
                                                  ========= ==========

Per share data:
 Net income per common and common equivalent
  share (diluted)                                 $   2.52   $   1.82

 Weighted average shares used in computing net
  income per common and common equivalent share
  (diluted)                                         49,387     48,040

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective
                            April 28, 2006.


                       Balance Sheet Highlights
                                                   As of
                                      Mar. 31,    Dec. 31,   Dec. 31,
                                        2007        2006       2005
                                     (Unaudited)            (restated)
                                     ----------- ---------- ----------
                                              (in thousands)
Assets:
Cash & cash equivalents               $   71,632 $   69,595 $   11,192
Short-term investments                    17,185     65,660     10,920
Accounts receivable, net                 127,773    125,573    111,725
Other current assets                      50,317     40,771     30,787
Other assets, property and equipment     851,461    833,571    735,779
                                       ---------  ---------  ---------
Total assets                          $1,118,368 $1,135,170 $  900,403
                                     =========== ========== ==========

Liabilities and shareholders'
 equity:
Accounts payable & accrued expenses   $  136,855 $  206,552 $  175,619
Total debt                                   575        860      1,504
                                       ---------  ---------  ---------
Other liabilities                         86,090     61,957     41,146
                                       ---------  ---------  ---------
Total liabilities                        223,520    269,369    218,269
Shareholders' equity                     894,848    865,801    682,134
                                       ---------  ---------  ---------
Total liabilities and shareholders'
 equity                               $1,118,368 $1,135,170 $  900,403
                                     =========== ========== ==========

                         Other Operating Data
                                                    12 Months Ended
                                                     December 31,
                                                    2006       2005
                                                 ---------- ----------
Number of:
Births                                              674,336    629,948
NICU Admissions                                      80,151     72,876
NICU Patient days                                 1,472,428  1,347,064



    CONTACT: Pediatrix Medical Group, Inc.
             Bob Kneeley, 954-384-0175, x-5300
             Director, Investor Relations
             bob_kneeley@pediatrix.com